Exhibit 10.1

MARKETING AND SERVICES AGREEMENT

BY AND BETWEEN

CAPITAL ONE BANK

CAPITAL ONE SERVICES, INC.

AND

INTERSECTIONS INC.

DATED AS OF SEPTEMBER 1, 2004

MARKETING AND SERVICES AGREEMENT

     This MARKETING AND SERVICES AGREEMENT (this “Agreement”) is entered into as of September 1, 2004 the (“Effective Date”), by and between Intersections Inc., a Delaware corporation (“Intersections”), on the one hand, and, on the other hand, Capital One Bank, a Virginia banking corporation (“COB”), and Capital One Services, Inc., a Delaware corporation (“COSI”) (COSI and COB are collectively referred to as “Capital One”).

     WHEREAS, Intersections is in the business of, inter alia, providing credit reporting products and related services (the “Intersections Products”); and

     WHEREAS, Capital One is in the business of, inter alia, issuing, managing and servicing credit card accounts; and

     WHEREAS, Intersections desires to offer certain Intersections Products to Capital One’s customers or other customers mutually agreed by the parties, and Capital One desires to make such Intersections Products available to certain of its customers or other customers mutually agreed by the parties; and

     WHEREAS, Intersections and Capital One (each, a “Party” and collectively, the “Parties”) desire to enter into certain joint marketing and servicing arrangements as described below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

ARTICLE I
PROGRAM MARKETING

     Section 1.1. Programs. From time to time during the Term (as defined in Section 8.1 below), the Parties will design and implement programs for the purpose of marketing the Intersections Products to certain Capital One customers chosen by Capital One in its sole discretion or other customers mutually agreed by the Parties (each, a “Program” and collectively, the “Programs”). The first two of such Programs will be conducted pursuant to the terms and conditions set forth on Schedule A (“Program One”) and Schedule B (“Program Two”) attached hereto (collectively, the “Initial Program Orders”). The Programs described in the Initial Program Orders shall be referred to as the “Initial Programs”. Subject to the approval of Capital One, which shall not be unreasonably withheld, Intersections may employ third party vendors for the purposes of meeting Intersections’ obligations under this Agreement (each such vendor, an “Intersections Vendor”). Intersections will use its best efforts to ensure that each Intersections Vendor is fully aware of, and complies with, all of the terms and conditions of this Agreement that are pertinent to the work to be performed by such Intersections Vendor. Intersections will be liable to Capital One for any action of an Intersections Vendor that is in violation of the terms and conditions of this Agreement. Subject to the approval of Intersections, which shall not be unreasonably withheld, Capital One may employ third party vendors for the purposes of meeting Capital One’s obligations under this Agreement (each such vendor, a “Capital One Vendor”). Capital One will use its best efforts to ensure that each Capital One Vendor is fully aware of, and complies with, all of the terms and conditions of this Agreement that are pertinent to the work to be performed by such Capital One Vendor. Capital One will be liable to Intersections for any action of a Capital One Vendor that is in violation of the terms and conditions of this Agreement.

     Section 1.2. Future Programs. Except for the Initial Programs, prior to commencing a Program the Parties will agree on the terms and conditions of such Program and will execute a mutually agreed upon program order signed by both parties (each, a “Program Order”). Each Program Order shall be deemed to be incorporated into and be subject to the terms of this Agreement. Such Program Orders shall be substantially in the form of Exhibit B attached hereto.

     Section 1.3. Marketing Collateral. Neither Party shall publish or distribute in any manner any advertising, marketing or promotional material pertaining to a Program unless the other Party has approved such materials in writing. The foregoing is a general condition that shall apply in addition to any specific approval requirements set forth in any Program Order.

ARTICLE II
FULFILLMENT AND CUSTOMER SERVICE

     Section 2.1. Fulfillment and Customer Service. Intersections will have sole responsibility for the fulfillment of orders of products and services sold pursuant to the Programs. Intersections will fulfill, and will ensure that any Intersections Vendor fulfills, all orders in compliance with any fulfillment standards set forth in the Program Order with respect to each Program, and in compliance with all promises made by Intersections to Capital One’s customers. Intersections will perform, and will ensure that any Intersections Vendor performs, customer service for customers who participate in the Programs (each such customer, a “Program Customer”) in compliance with any customer service standards set forth in the Program Order with respect to each Program. If any of the performance standards set forth in this Agreement or each such Program Order are not met by Intersections or any Intersections Vendor, Intersections will use all commercially reasonable efforts, at its sole expense, to remedy the default. Notwithstanding anything in this Agreement or any Program Order to the contrary, Intersections shall be under no obligation to provide credit information to a Capital One customer who fails to provide Intersections with proper identification or otherwise fails to pass Intersections’ authentication or verification requirements; provided, however, that Intersections provides any such Capital One customer with an additional opportunity to provide Intersections with proper identification or to pass Intersections’ authentication or verification requirements.

     Section 2.2. Inquiries regarding Other Party’s Products and Services. Intersections will refer inquiries concerning products and services sold by Capital One (i.e., products and services other than the Intersections Products) to the customer service telephone numbers provided by Capital One. Capital One will refer inquiries concerning the Intersections Products to the Intersections or Intersections Vendor customer service telephone numbers provided by Intersections. Each Party will use reasonable efforts to address inquiries referred by the other

Party in a timely and effective manner. Intersections will ensure that any Intersections Vendor receiving inquiries concerning products and services sold by Capital One (i.e., products and services other than the Intersections Products) will refer such inquiries to the customer service telephone numbers provided by Capital One to Intersections.

ARTICLE III
COMPENSATION

     The Parties will pay such fees to one another as are set forth on the Program Order with respect to each Program (the “Program Fees”).

ARTICLE IV
REPORTS, RECORDS AND AUDITS; TELEMARKETING REGULATIONS

     Section 4.1. Reports. Each Party will provide to the other Party the reports set forth on the Program Order with respect to each Program (the “Program Reports”).

     Section 4.2. Records and Audit. Each Party will keep and maintain at its principal place of business appropriate books and records relating to its activities under this Agreement for a minimum of three (3) years after their creation. Subject to reasonable security requirements of each Party, during the Term (as defined in Section 8.1 below) and for three (3) years following termination, each Party will make available to the other Party and its designated representatives and Capital One’s primary regulatory agencies, upon reasonable advance notice, during business hours, at its own place of business, the books and records of such Party relating in any way to this Agreement for the purpose of inspection, audits and reproduction. Any such audit, inspection and reproduction by a Party will be conducted in a manner that does not impede the ability of the other Party to meet its obligations hereunder. Each Party will be responsible for its own costs and expenses in connection with such audits and inspections. Capital One’s approval of any Intersections Vendor is subject to Capital One’s ability to inspect, audit and reproduce the books and records of such Intersections Vendor as if such Intersections Vendor were a party to this Agreement and bound by the terms and conditions of this Section 4.2. Information made available pursuant to this Article IV shall be deemed to be Confidential Information pursuant to Section 6.1 below.

     Section 4.3 Consumer Authorizations; Records.

          (a) The Parties acknowledge that the Intersections Products consist of, among other things, consumer credit reports. Prior to the collection and delivery of any portion of the Intersections Products that consists of consumer credit reports, Intersections requires the authorization of the Program Customer to obtain the Program Customer’s credit report on behalf of such Program Customer (the “Authorization”). Because the Party responsible for obtaining Authorization and the manner in which Authorization is obtained may vary depending on the specifics terms of each Program, the Parties shall specify such matters in each Program Order. A Party designated in a Program Order as responsible for Authorizations shall comply with the applicable provisions of the Program Order and this Section 4.3. The form of Authorization shall in all cases be subject to the mutual written agreement of the Parties. Capital One acknowledges and agrees that all credit report authorizations are obtained on behalf of Intersections as Intersections’ agent.

          (b) The Party responsible for obtaining Authorization records under a Program Order shall maintain the records for each Program Customer for which such Party was responsible for obtaining such Authorization, and store and maintain those records for a minimum of two years after the Program Customer’s enrollment expires or is terminated or, for single-time delivery products, the date of the order by the Program Customer. Within thirty (30) days following the termination of this Agreement or any Program hereunder, Capital One agrees to provide Intersections with the records of Authorization for each Program Customer for which Capital One was responsible for obtaining Authorization during the Term.

          (c) This Section 5(c) shall apply when Capital One is responsible for maintaining Authorization records. For in-bound telemarketing sales through Capital One customer service representatives, Capital One must verify each Authorization prior to sending the enrollment to Intersections. For outbound telemarketing sales, each Authorization recording must be verified by a second person after a sale is completed. Authorizations for other channels must be verified in the manner agreed upon by the Parties. The authorization method shall be identified in the enrollment file using a mutually agreed upon format. Upon notice from Intersections, or an Intersections Vendor mutually agreed upon by the Parties for purposes of this Section 4.3(c), of a request for Authorization records due to request or inquiry from a Program Customer, governmental body or agency, a credit bureau, or a marketing partner of Capital One, Capital One will provide Intersections or any such agreed upon Intersections Vendor with a copy of the requested Authorization records before the close of business of the fifth business day following, and including, the business day of the request. If a request for such Authorization records is made by Intersections or any such agreed upon Intersections Vendor in connection with routine audit procedures and not due to the request or inquiry of a Program Customer, governmental body or agency, a credit bureau, or a marketing partner of Capital One, Capital One will provide Intersections or any such agreed upon Intersections Vendor with a copy of the requested Authorization records before the close of business of the sixth business day following, and including, the business day of the request. Such requests shall be limited to no more than 10% of the Program Customers for whom at that time Capital One is required to maintain Authorization records and be made no more frequently than monthly unless such audits result in less than one hundred percent (100%) compliance. In the event of less than one hundred percent (100%) compliance, Intersections or any such agreed upon Intersections Vendor may audit any and all records, and may discontinue its obligation to fulfill orders for Intersections Products until it is confident, in its sole discretion, that Capital One is complying with Intersections’ requirements regarding the collection and maintenance of such Authorization records. This provision shall be applicable to the collection of Authorization records through written or digital means, including pursuant to the federal Digital Signature Act and any state acts consistent with the Uniform Electronic Transaction Act.

          (d) This Section 5(d) shall apply when Intersections is responsible for maintaining Authorization records: Upon notice from Capital One of a request for Authorization records due to request or inquiry from a Program Customer, governmental body or agency, or a credit bureau, Intersections will provide Capital One with a copy of the requested Authorization records before the close of business of the fifth business day following, and including, the business day of the request. If a request for such Authorization records is made by Capital One in connection with routine audit procedures and not due to the request of a Program Customer, governmental body or agency, or a credit bureau, Intersections will provide Capital One with a copy of the requested Authorization records before the close of business of the sixth business day following, and including, the business day of the request. Such requests shall be limited to no more than 10% of the Program Customers for whom at that time Intersections is required to maintain records and be made no more frequently than monthly unless such audits result in less than one hundred percent (100%) compliance. In the event of less than one hundred percent (100%) compliance, Capital One may audit any and all records until it is confident, in its sole discretion that Intersections is complying with Capital One’s requirements regarding the collection and maintenance of such Authorization records. This provision shall be applicable to the collection of Authorization records through written or digital means, including pursuant to the federal Digital Signature Act and any state acts consistent with the Uniform Electronic Transaction Act.

          (e) Upon notice from a Party of a request for a Program Customer’s proof of enrollment due to request or inquiry from a Program Customer, governmental body or agency, or a credit bureau, the other Party will provide the requesting Party with a copy of the requested proof of enrollment before the close of business of the fifth business day following, and including, the business day of the request. If a request for such proof of enrollment is made by the requesting Party in connection with routine audit procedures and not due to the request of a Program Customer, governmental body or agency, or a credit bureau, the other Party will provide the requesting Party with a copy of the requested proof of enrollment before the close of business of the sixth business day following, and including, the business day of the request. Such requests shall be limited to no more than 10% of the Program Customers for whom at that time the Party is required to maintain such records and be made no more frequently than monthly unless such audits result in less than one hundred percent (100%) compliance. In the event of less than one hundred percent (100%) compliance, the requesting Party may audit any and all records until it is confident, in its sole discretion that Intersections is complying with requirements under this Agreement regarding the collection and maintenance of such proof of enrollment records.

          (f) By written notice, Intersections may modify or add procedures as it determines to be necessary to ensure compliance with applicable laws and regulations, government agency rulings and directives, and credit reporting agency requirements. Such additional requirements include without limitation, requiring that all authorization records be sent to Intersections on a periodic basis.

     Section 4.4 Telemarketing Regulations. The Parties agree solely for purposes of this Agreement that Intersections will be deemed to be a “Seller” of the Intersections Products as that term is defined in the Federal Trade Commission’s amended Telemarketing Sales Rule, 310 C.F.R. §310.2(z) (the “TSR”), and any other applicable federal or state telemarketing laws or regulations. In accordance with the foregoing, for any telemarketing conducted by Capital One or a Capital One Vendor, Capital One agrees to comply, and will ensure that any Capital One Vendor complies, with the requirements applicable to Capital One or any Capital One Vendor as set forth in the TSR or other applicable law or regulation. The Parties will work together reasonably and in good faith to agree on written procedures governing such compliance prior to commencement of telemarketing. Notwithstanding the foregoing, if a court or government agency with appropriate jurisdiction alleges or finds that Intersections is not a “Seller” under the TSR or other applicable law or regulation, then the Parties shall work together reasonably and in good faith to make such changes as are reasonably necessitated by such finding or allegation.

ARTICLE V
INTELLECTUAL PROPERTY

     Section 5.1. Use of Capital One Marks. Intersections will include, at Capital One’s option, the tag line “‘Capital One’ is a federally registered service mark. All rights reserved.” or any other appropriate disclosure that may be provided or required by Capital One in all communications that contain a Capital One Mark. Intersections will append the symbol “®” to the first use in any document of any federally-registered Capital One Mark. For purposes of this Agreement, “Mark” shall mean, as to a Party, such Party’s trademarks, trade names, logos, service marks, trade styles, trade dress, domain names and other proprietary identifying marks whether or not registered or otherwise legally determined to be owned by such Party.

     Section 5.2. Use of Intersections Marks. Capital One will include in all communications that contain an Intersections Mark appropriate disclosure information regarding any such Intersections Mark as provided or required by Intersections. Capital One will append the symbol “®” to the first use in any document of any federally-registered Intersections Mark. Marks of any Intersections Vendor will be deemed to be Intersections Marks for purposes of this Article V.

     Section 5.3. Trademarks; Goodwill. Each Party acknowledges the other Party’s (and its Affiliates’) proprietary interest in such other Party’s (and such Affiliates’) Marks. For purposes of this Agreement, “Affiliate” shall have the same meaning as that term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Subject to the terms and conditions hereof, during the Term (as defined in Section 8.1 below), each Party (the “Granting Party”) hereby grants to the other Party (the “Grantee”) a limited nonexclusive license to use the Granting Party’s Marks solely as is necessary to perform the Grantee’s obligations under this Agreement. Each Intersections Vendor is a Grantee of Capital One hereunder. Each Party recognizes and acknowledges that it acquires no right, title or interest in or to any of the Marks of the Granting Party by virtue of this Agreement or any use of such Marks and hereby waives any right to or interest in such Marks other than the specific limited rights granted hereunder.

     Section 5.4. Use of Marks. The Granting Party will have the right to require that the Grantee’s use of its Marks be done in accordance with graphic standards and similar criteria provided by the Granting Party. The Grantee is familiar with the high quality standards employed by the Granting Party in the promotion and sale of its products and services. The Grantee hereby approves and adopts, and Grantee agrees to maintain, that standard of quality maintained by the Granting Party on the Effective Date of this Agreement as the overall standard of quality for the products and services sold under the Granting Party’s Marks; provided, however, that the Granting Party’s sole and exclusive remedy for a breach of the foregoing obligation shall be to terminate this Agreement pursuant to Section 8.2(a) below. The Granting Party shall have the right, upon reasonable notice and at all reasonable times during business hours, to inspect the Grantee’s use of the Granting Party’s Marks, and representative samples of the products, services and/or promotional materials Grantee offers and sells in connection with the Granting Party’s Marks. In the event that the Granting Party reasonably believes that the Grantee’s use of the Granting Party’s Marks or the Grantee’s manner of conducting its operations risks a disparagement or other loss of protection in the Granting Party’s Marks, the Granting Party will provide notice to the Grantee of such deficient use and a method of cure. The Grantee will use commercially reasonable efforts to cure the deficiency as expeditiously as possible.

     Section 5.5. Program Marks. Capital One will design and develop certain trademarks, trade names, logos, service marks, trade styles, trade dress, domain names and other proprietary identifying marks that are not considered Marks for the purposes of this Agreement, but will be used by the Parties under this Agreement and any Program hereunder (the “Program Marks”). Capital One will be responsible for conducting any and all trademark, service mark and/or service design searches and clearances related to the Program Marks, and Capital One will own all rights, title and interest in the Program Marks. Capital One hereby grants to Intersections a limited nonexclusive license to use any Program Marks solely as is necessary to perform Intersections’ obligations under this Agreement. Intersections recognizes and acknowledges that it acquires no right, title or interest in or to any of the Program Marks by virtue of this Agreement or any use of such Program Marks and hereby waives any right to or interest in such Program Marks other than the specific limited rights granted hereunder.

     Section 5.6. Marketing and Fulfillment Materials. Responsibility for the creation of marketing and fulfillment materials will be shared by the Parties according to the terms set forth in the Program Order with respect to each Program. The Parties will own the marketing and fulfillment materials according to the terms set forth in the Program Order with respect to each Program, except any portion of such marketing and fulfillment materials that consists of the other Party’s Marks. To the extent ownership is not specified in the Program Order with respect to each Program, the Party with primary responsibility for creating the marketing and fulfillment materials will own any such marketing and fulfillment materials, except any portion of such marketing and fulfillment materials that consists of the other Party’s Marks.

     Section 5.7. Links. Intersections agrees to provide Capital One with, and consents to Capital One’s placement and operation of, Links from any of Capital One’s Web Sites and from other electronic marketing channels such as email, to a Web Site for the Intersections Products that is owned and operated by Intersections or an Intersections Vendor. For the purposes of this Agreement, “Link” shall mean any visible graphic or textual indication located within a Web Site page, email, or other electronic medium now known or later developed which, when selected by a user, directs the user’s Internet browser connection to a specified page or file on the same or any other Web Site via a URL and which establishes a direct connection between the browser and the specified page. For the purposes of this Agreement, “Web Site” shall mean a collection of HTML documents and related files publicly available and/or hosted or stored on the World Wide Web which may consist of one or more pages. The Parties will work together in good faith to ensure that the transfer of the customer from Capital One’s Web Sites to and from Intersections’ Web Sites, including any Capital One and Intersections co-branded Web Sites, is seamless in appearance and function; provided, however, that any such transfer will include a “pop-up” dialog box containing cautionary language to be mutually agreed upon by the Parties.

     Section 5.8. Intersections Products. As between Intersections and Capital One, Intersections is the owner of all right, title and interest in and to the Intersections Products and the automated credit reporting system and appurtenances thereto that are used to process, format and deliver the Intersections Products. Without limiting the foregoing, Intersections reserves the right to market, promote and sell the Intersections Products in its own name and under other private labeling agreements; provided, however, that Intersections shall not use any Capital One Mark or Program Mark in connection with such activities.

ARTICLE VI
CONFIDENTIAL INFORMATION

     Section 6.1. Confidential Information.

          (a) Scope of Confidential Information. In connection with its performance under this Agreement, each Party (a “Recipient Company”) may be supplied with materials and information concerning the other Party (the “Providing Company”) and its Affiliates which is non-public, confidential or proprietary in nature (the “Confidential Information”) and which may include, but is not limited to, information about or concerning the Providing Company’s or its Affiliates’: (i) financial condition and projections; (ii) business ventures and strategic plans; (iii) marketing strategies and programs; (iv) customers and prospective customers and information related to both; (v) strategic insights or statistical models about such customers or prospective customers and their behavior and (vi) business partners. Confidential Information includes, but is not limited to, (i) information transmitted in written, oral, magnetic form or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect, or are generated from such information. Confidential Information does not include information that: (w) has become part of the public domain through no act or omission of the Recipient Company; (x) was lawfully disclosed to the Recipient Company without restriction on disclosure by a third party; (y) was developed independently by the Recipient Company or (z) is or was lawfully and independently provided to the Recipient Company prior to disclosure hereunder from a third party who is not and was not subject to an obligation of confidentiality or otherwise prohibited from transmitting such information. Intersections acknowledges that the following are the Confidential Information of Capital One: the Program Reports, any data contained in the Program Reports (the “Transaction Data”) and the names, addresses, credit card numbers and other identifying information of the customers solicited under each Program (“Customer Data”). Intersections agrees that, without Capital One’s prior written consent, it will not use or disclose to any third party, in any manner, whether in individual or aggregated form, the Program Reports, the Transaction Data or the Customer Data for any purpose other than performing its obligations under the terms of this Agreement, including, without limitation, for the purpose of soliciting or permitting third parties to solicit the Capital One customers solicited under a Program for any services or products; provided, however, that Intersections may use aggregated information and data regarding a Program for Intersections’ own internal business purposes so long as any such use is in accordance with Intersections’ obligations under Section 6.2 hereto and does not involve marketing activities. Nothing in this paragraph is intended to or shall be deemed to apply to data received by Intersections or its Affiliates or an Intersections Vendor independent of Intersections’ performance of its obligations hereunder, even if such data is identical to any given item of Transaction Data or Customer Data.

          (b) Nondisclosure of Information. The Recipient Company agrees that the Confidential Information of the Providing Company will be used solely for the purpose of performing its obligations under this Agreement and agrees not to disclose any of the Confidential Information of the Providing Company now or hereafter received or obtained by it without the Providing Company’s prior written consent; provided, however, that the Recipient Company may disclose any such Confidential Information to its Affiliates, representatives, agents, accountants, attorneys and other confidential advisors, but excluding any issuer of credit card accounts (collectively, “Advisors”) who need to know the Confidential Information for the purpose of assisting the Recipient Company in performing its obligations under this Agreement. The Recipient Company agrees to be responsible for any breach of this Agreement by its Advisor, and the Recipient Company agrees that its Advisors will be advised by the Recipient Company of the confidential nature of such information and shall agree to be bound by the provisions of this Article VI.

          (c) Ownership of Information. The Recipient Company acknowledges and agrees that any Confidential Information of the Providing Company, in whatever form, is the sole property of the Providing Company. The Recipient Company agrees that upon the request of, and as directed by, the Providing Company it shall either return such Confidential Information to the Providing Company or shall destroy such Confidential Information.

          (d) Compelled Disclosure. If the Recipient Company or any of its Advisors is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process, or required in a case brought by or against a Party) to disclose any of the Confidential Information, the Recipient Company shall immediately notify the Providing Company in writing of such requirement so that the Providing Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. The Recipient Company will use its best efforts, at the Providing Company’s expense, to obtain or assist the Providing Company in obtaining any such protective order. Failing the entry of a protective order or the receipt of a waiver hereunder, the Recipient Company may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that the Recipient Company has been advised by opinion of counsel, such opinion to be reasonably acceptable to the Providing Company, that it is legally compelled to disclose; provided, however, that the Recipient Company agrees to use its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed. Further, each Party may make any public disclosure or government filing required by law, regulation, a court or regulatory authority, or rules of any stock exchange, provided such Party notifies the other Party and makes a reasonable effort to seek confidential treatment for the information disclosed.

          (e) Remedies. The Recipient Company acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. The Recipient Company agrees that because of the unique nature of the Confidential Information any breach of this Article VI would cause the Providing Company irreparable harm and money damages and other remedies available at law in the event of a breach would not be adequate to compensate the Providing Company for any such breach. Accordingly, the Providing Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available at law or in equity to the Providing Company.

     Section 6.2. Intersections’ Compliance With The Gramm-Leach-Bliley Act.

          (a) Intersections shall protect and keep confidential all personally identifiable information about or pertaining to Capital One’s customers and all other individuals about whom Capital One has collected personally identifiable information, that is disclosed by Capital One or otherwise obtained by Intersections in the performance of its duties under this Agreement. For purposes of this Section 6.2, “nonpublic personal information” shall refer to the personally identifiable information described in the preceding sentence and shall have the same meaning as that term is defined in the Gramm-Leach-Bliley Act, Title V, and applicable regulations promulgated thereunder. During the Term (as defined in Section 8.1 below), Intersections shall collect and use nonpublic personal information only to exercise the rights and perform the obligations for which such information was disclosed to Intersections, as specifically set forth in or clearly implied by this Agreement. Intersections shall not retain such nonpublic personal information and shall destroy it or return it to Capital One, at Capital One’s option (i) during the term of the Agreement if Intersections does not have a specific business purpose under the Agreement to retain it, and (ii) within sixty (60) days after the later of termination of (A) the Agreement or (B) Intersections’ applicable obligations that survive termination of the Agreement; provided, however, that Intersections may retain nonpublic personal information about an individual who has purchased a product or service from Intersections and is thereby a customer of Intersections during the Agreement or at the time of termination of the Agreement.

          (b) Unless prohibited elsewhere in this Agreement, Intersections may redisclose nonpublic personal information (i) to Affiliates of Capital One; (ii) in the ordinary course of its business to its affiliates or third party service providers to carry out the specific purposes for which such nonpublic personal information was disclosed to Intersections; or (iii) if such redisclosure is compelled by law, in which case Intersections will provide prior notice of such disclosure to Capital One. If Intersections uses an Intersections Vendor to perform the duties assigned to it by this Agreement, Intersections shall have appropriate controls in place to ensure that any subcontractor used by an Intersections Vendor meets the objectives of this Section 6.2, and shall exercise oversight over each such subcontractor to ensure ongoing compliance with the objectives of this Section 6.2; provided, however, if the Intersections Vendor, or any subcontractor thereof, is outside the United States, Capital One shall give its prior approval prior to Intersections’ use of such Intersections Vendor or subcontractor under the Agreement.

          (c) Intersections represents and warrants that it has, and will continue to have for so long as it retains nonpublic personal information, adequate administrative, technical, and physical safeguards (i) to insure the security and confidentiality of customer records and information, (ii) to protect against any anticipated threats or hazards to the security or integrity of such records, and (iii) to protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer. Intersections shall develop, implement and maintain, at Intersections’ own expense, a proven system or methodology to audit for compliance with the requirements in the preceding sentence. Intersections shall at all times during the term of the Agreement and for at least two years after termination thereof, keep books and records sufficient to show its compliance with the terms of this Section 6.2. Upon reasonable notice to Intersections, Capital One and its representatives may audit the books, records, personnel and operations of Intersections during normal business hours at Intersections’ offices, and perform physical and electronic reviews, including a review of Intersections’ IT infrastructure security, or review an independent audit provided by Intersections, in order to monitor Intersections’ compliance with the terms of this Section 6.2. Intersections shall develop, implement, and maintain, at Intersections’ own expense, appropriate mitigation strategies to address issues identified as a result of these reviews.

          (d) Intersections shall immediately notify Capital One if Intersections discovers there has been a material breach or a serious attempt to breach its security safeguards required by this Section, or if the security of nonpublic personal information has been or may be compromised for any reason. Capital One may take all reasonable and appropriate steps to protect nonpublic personal information in such event, including but not limited to an audit of Intersections’ security safeguards required by this Section, and Intersections’ security and system log files from workstations and supporting servers containing or facilitating the flow of nonpublic personal information. Intersections shall have a business continuity plan that enables Intersections to take appropriate actions to address incidents of unauthorized access to or misuse of nonpublic personal information. Such plan shall also enable Capital One to expeditiously implement its own response program.

          (e) Breach of this Section 6.2 is a material breach of this Agreement. Intersections’ obligations under this Section 6.2 shall not apply to information obtained or received by Intersections independent of this Agreement, including without limitation information received by Intersections in connection with products or services provided by Intersections independent of Capital One (“Independent Intersections Information”).

     Section 6.3. Capital One’s Compliance With The Gramm-Leach-Bliley Act.

          (a) For purposes of this Section 6.3, “Intersections NPI” shall refer to the nonpublic personal information received by Intersections directly from actual or prospective Program Customers and disclosed by or on behalf of Intersections directly to Capital One. During the Term (as defined in Section 8.1 below), Intersections shall collect and use Intersections NPI only to exercise the rights and perform the obligations for which such information was disclosed to Capital One, as specifically set forth in or clearly implied by this Agreement. Capital One shall not retain such Intersections NPI and shall destroy it or return it to Intersections, at Intersections’ option (i) during the term of the Agreement if Capital One does not have a specific business purpose under the Agreement to retain it, and (ii) within sixty (60) days after the later of termination of (A) the Agreement or (B) Capital One’s applicable obligations that survive termination of the Agreement.

          (b) Unless prohibited elsewhere in this Agreement, Capital One may redisclose Intersections NPI (i) to Affiliates of Intersections; (ii) in the ordinary course of its business to its affiliates or third party service providers to carry out the specific purposes for which such Intersections NPI was disclosed to Capital One; or (iii) if such redisclosure is compelled by law, in which case Capital One will provide prior notice of such disclosure to Intersections. If Capital One uses a Capital One Vendor to perform the duties assigned to it by this Agreement, Capital One shall have appropriate controls in place to ensure that any subcontractor used by a Capital One Vendor meets the objectives of this Section 6.3, and shall exercise oversight over each such subcontractor to ensure ongoing compliance with the objectives of this Section 6.3; provided, however, if the Capital One Vendor, or any subcontractor thereof, is outside the United States, Intersections shall give its prior approval prior to Capital One’ use of such Capital One Vendor or subcontractor under the Agreement.

          (c) Capital One represents and warrants that it has, and will continue to have for so long as it retains nonpublic personal information, adequate administrative, technical, and physical safeguards (i) to insure the security and confidentiality of customer records and information, (ii) to protect against any anticipated threats or hazards to the security or integrity of such records, and (iii) to protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer. Capital One shall develop, implement and maintain, at Capital One’s own expense, a proven system or methodology to audit for compliance with the requirements in the preceding sentence. Capital One shall at all times during the term of the Agreement and for at least two years after termination thereof, keep books and records sufficient to show its compliance with the terms of this Section 6.3. Upon reasonable notice to Capital One, Intersections and its representatives may audit the books, records, personnel and operations of Capital One during normal business hours at Intersections’ offices, and perform physical and electronic reviews, including a review of Capital One’s IT infrastructure security, or review an independent audit provided by Intersections, in order to monitor Capital One’s compliance with the terms of this Section 6.3. Capital One shall develop, implement, and maintain, at Capital One’s own expense, appropriate mitigation strategies to address issues identified as a result of these reviews.

          (d) Capital One shall immediately notify Intersections if Capital One discovers there has been a material breach or a serious attempt to breach its security safeguards required by this Section, or if the security of nonpublic personal information has been or may be compromised for any reason. Intersections may take all reasonable and appropriate steps to protect Intersections NPI in such event, including but not limited to an audit of Capital One’s security safeguards required by this Section, and Capital One’s security and system log files from workstations and supporting servers containing or facilitating the flow of nonpublic personal information. Capital One shall have a business continuity plan that enables Capital One to take appropriate actions to address incidents of unauthorized access to or misuse of Intersections NPI. Such plan shall also enable Intersections to expeditiously implement its own response program.

          (e) Breach of this Section 6.3 is a material breach of this Agreement. Capital One’s obligations under this Section 6.3 shall not apply to information obtained or received by Capital One independent of this Agreement, including without limitation information received by Capital One in connection with products or services provided by Capital One independent of Intersections (“Capital One Independent Information”). To the extent required under the Gramm-Leach Bliley Act, Capital One shall distribute its privacy policy to Program Customers from whom it receives or obtains nonpublic personal information without such information being delivered to it by or on behalf of Intersections.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

     Section 7.1. Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that: (a) the representing Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) the representing Party has all necessary power and authority to enter into this Agreement and to perform all of its obligations under this Agreement; (c) this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of the representing Party, enforceable in accordance with its terms (except as such enforcement may be limited by laws relating to or affecting creditors’ rights generally and by general principles of equity); (d) neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated herein, by the representing Party will (i) result in the breach of, or constitute a default under, the terms of any contract to which the representing Party is a party or by which it is bound, (ii) violate the charter or bylaws of the representing Party, or (iii) require any consent or approval of a third party; (e) there is no pending or, to the actual knowledge of the representing Party, threatened claim, litigation, proceeding, arbitration, or investigation or controversy before any governmental agency which may adversely and materially affect the ability of the representing Party to perform its obligations hereunder; and (f) the representing Party or its Affiliates own the entire right, title, and interest in and to all Marks licensed to the other Party hereunder, none of the Marks are subject to any outstanding or pending orders, decrees, judgments, stipulations, claims, settlements, security interests, encumbrances or any other adverse claims or restrictions, and the representing Party and its Affiliates have full right, power and authority to provide the other Party with the license set forth in Article V of this Agreement.

     Section 7.2. Additional Representations and Warranties of Intersections. Intersections hereby represents and warrants to Capital One that each of the Intersections Products sold under a Program will conform in all material respects to (i) the descriptions and specifications contained in the marketing materials provided by Intersections to Capital One customers under each such Program and (ii) the Intersections-approved descriptions and specifications contained in any marketing materials provided by Capital One to Capital One customers under each such Program.

     Section 7.3. Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 7.1 AND 7.2 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, NONINTERFERENCE WITH DATA, ACCURACY, OR THAT THE SERVICE IS ERROR-FREE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, INTERSECTIONS DOES NOT GUARANTEE OR WARRANT THE CORRECTNESS, COMPLETENESS OR CURRENTNESS OF CREDIT INFORMATION OR ANY PORTION OF THE INTERSECTIONS PRODUCTS THAT CONSISTS OF OR IS DERIVED FROM CREDIT INFORMATION.

ARTICLE VIII
TERM AND TERMINATION

     Section 8.1. Term. This Agreement will commence on the Effective Date and will continue in full force and effect for a term of one year from the Effective Date or until all Program Orders have expired in accordance with the terms set forth in each Program Order (whichever is later) (the “Initial Term”), unless sooner terminated as provided herein. Upon expiration of the Initial Term, this Agreement will automatically renew for successive one year terms (each such term, a “Renewal Term”) (the Initial Term as may be extended by a Renewal Term, the “Term”), until and unless sooner terminated as provided herein. Each Program Order will be in effect as of the date executed by both Parties, except as set forth in the Program Order, and shall continue until terminated as provided herein or in such Program Order. The termination of this Agreement or any Program Order will not terminate, affect or impair any rights, obligations or liabilities of any Party which may accrue prior to such termination or which, under the terms of this Agreement, continue after the termination. All Program Orders then in effect will terminate as of the termination of this Agreement.

     Section 8.2. Early Termination.

          (a) Discretionary Termination. Either Party may terminate this Agreement, or any Program hereunder, at any time by providing the other Party with at least one hundred twenty (120) days’ prior written notice.

          (b) Immediate Termination. Either Party may terminate this Agreement immediately upon notice to the other Party as follows: (i) in the event of fraud, willful misconduct, gross negligence or misappropriation of any funds or other property by the other Party in the performance of its obligation under this Agreement; (ii) if the other Party is in material breach of this Agreement and such breach has not been cured within thirty (30) days after notice of such breach is delivered; (iii) in the event that the other Party is subject to any petition in bankruptcy or for reorganization or debt consolidation, or upon the other Party’s making of an assignment of its assets for the benefit of creditors, or upon the application of the other Party for the appointment of a receiver or a trustee of its assets; or (iv) in the event that the non-terminating Party’s performance under this Agreement is prevented or significantly delayed in a material respect by a force majeure event as set forth in Section 11.2 and such inability continues for at least ninety (90) days.

          (c) Insolvency. Either Party may terminate this Agreement at any time upon notice to the other Party if any of the following events occurs (each such event, an “Insolvency Event”): (i) the filing by the other Party of any petition in bankruptcy or for reorganization, debt consolidation, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation under bankruptcy laws or under any comparable law with respect to such Party and such petition or proceeding is not dismissed within sixty (60) days after its commencement, (ii) the appointment of a custodian (as defined under bankruptcy laws) over all or substantially of the property of the other Party, (iii) the adjudication that the other Party is insolvent or bankrupt, (iv) the other Party’s making of an assignment of its assets for the benefit of creditors, or the application of the other Party for the appointment of a receiver or a trustee of its assets or (v) the failure of the other Party to pay its debts in the ordinary course as they become due.

          (d) Change of Control. Upon the occurrence of a Change of Control with respect to either Party, the Party subject to such Change of Control will promptly give the other Party notice of such Change of Control and thereafter the other Party may terminate this Agreement within ninety (90) days of the date of such notice by giving at least thirty (30) days’ prior notice to the Party subject to such Change of Control. For purposes of this Agreement, “Change of Control” shall mean, with respect to any Party, any event or series of events by which any Person who is not an Affiliate of such Party as of the Effective Date, whether singly or in concert with one or more persons, will for any reason (i) beneficially own, acquire or have acquired, directly or indirectly, 50% or more of the outstanding capital stock, or substantially all of the assets, of such Party or (ii) have, acquire, or have acquired the power, directly or indirectly, to direct or cause the direction of the management and policies of such Party. For purposes of this definition, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any group or political subdivision thereof or other entity.

     Section 8.3. Joint Communiqué. In the event either Party gives notice of termination, any communication with respect to a Program or the Agreement given by either Party after notice of termination will be subject to the terms and conditions of a joint communication plan agreed to by the Parties; provided any Party may make any public disclosure or government filing required by law, regulation, a court or regulatory authority, or rules of any stock exchange, subject to Section 6.1(d) above.

     Section 8.4. Termination Rights. Except as otherwise provided herein, the right to terminate this Agreement and the rights upon termination contained herein are in addition to and not in lieu of any other rights or remedies the Parties may posses at law or in equity for money damages or other relief.

     Section 8.5. Customer Relationship. Upon termination of a Program or the Agreement, as the case may be, any continuing relationship with Program Customers will be owned exclusively by Capital One, subject to Section 4.3(a) above and the applicable provisions of any Program Order. The terms and conditions governing the continued provision of Intersections Products (and all customer service and fulfillment services related thereto) will be set forth in the termination provisions of the Program Order with respect to the applicable Program. If not set forth in the Program Order, Intersections will continue to provide the applicable Intersections Product to each Program Customer that has subscribed to a monitoring product under the terminated Program Order(s) for the remainder of such Program Customer’s applicable subscription term.

     Section 8.6. Survival of Provisions. The terms and conditions of Articles V, VI, VIII and IX, Sections 4.2, 11.3, 11.4 and 11.8 and any terms which by their nature survive termination will survive termination of each Program and termination of the Agreement and will remain in full force and effect notwithstanding such termination.

ARTICLE IX
INDEMNIFICATION AND LIMITATION OF LIABILITY

     Section 9.1. Indemnification.

          (a) Indemnification by Capital One. Capital One will indemnify and hold Intersections, their Affiliates and their respective officers, directors, employees, successors and permitted assigns, harmless from and against any all out-of-pocket costs, fees, losses, damages, claims and expenses, including outside and in-house attorneys’ fees, disbursements and court costs (collectively, “Losses”) arising out of, relating to or incurred as a result of any third-party claims, demands, actions, suits or other proceedings (hereinafter “Claims”) that result in whole or in part from (i) any failure by Capital One to perform its obligations under this Agreement, (ii) the breach or inaccuracy of a representation or warranty made by Capital One under this Agreement, and (iii) the negligence or willful misconduct of Capital One in the performance of its obligations under this Agreement.

          (b) Indemnification By Intersections. Intersections will indemnify and hold Capital One, its Affiliates and their respective officers, directors, employees, successors and permitted assigns, harmless from and against any Losses arising out of, relating to or incurred as a result of any Claims that result in whole or in part from (i) any failure by Intersections to perform its obligations under this Agreement, (ii) any failure by an Intersections Vendor to perform any of Intersections’ obligations under this Agreement, (iii) the breach or inaccuracy of a representation or warranty made by Intersections under this Agreement, (iv) the negligence or willful misconduct of Intersections in the performance of its obligations under this Agreement, (v) the negligence or willful misconduct of an Intersections Vendor in the performance of any of Intersections’ obligations under this Agreement and (vi) the purchase, sale and/or use of the Intersections Products, except any portion of the Intersections Products that consists of or is derived from credit information.

     Section 9.2 Limitation of Liability.

          (a) No Party hereunder will be liable to any other Party, its Affiliates or their respective officers, directors, employees, successors and permitted assigns for indirect or other consequential losses (including loss of business or loss of profits) whether arising from negligence, breach of contract, tort, or statutory duty or otherwise, even if advised of the possibility of such loss.

          (b) The maximum liability of Intersections with respect to Claims asserted by Capital One customers shall be equal to the aggregate refunds payable by Capital One to such customers in respect of such Claims pursuant to the applicable terms of service, not to exceed amounts received by Intersections from Capital One.

          (c) The maximum liability of Capital One with respect to Claims asserted by Intersections in respect of customer Claims shall be equal to the aggregate amount collected by Capital One from such customers, net of amounts paid to Intersections.

          (d) The limitations on liability set forth in Sections 9.2(b) and 9.2(c) above shall not apply to Claims based on an event that gives rise to a right of indemnification as set forth in Section 9.1 above or a Party’s (i) breach of Article V, (ii) breach of Article VI, (iii) violation of applicable law or (iv) negligence or willful misconduct (including the negligence or willful misconduct of an Intersections Vendor).

     Section 9.3. Procedures For Indemnification. The Parties will follow the procedures set forth in Exhibit A with respect to any and all indemnification claims under this Article IX.

ARTICLE X
NOTICES

     All correspondence from Intersections to Capital One shall be submitted as follows:

Capital One Services, Inc.
ATTN: 12071-0310
11011 West Broad Street
Glen Allen, VA 23060
Attention: Joe Mason

With a copy to:

Capital One Services, Inc.
1680 Capital One Drive
McClean, VA 20136
Attention: Amy Cook

     All correspondence from Capital One to Intersections shall be submitted as follows:

Intersections Inc.
14901 Bogle Drive
Chantilly, VA 20151
Attention: Chief Financial Officer

With a copy to:

Intersections Inc.
14901 Bogle Drive
Chantilly, VA 20151
Attention: Chief Legal Officer

ARTICLE XI
GENERAL PROVISIONS

     Section 11.1. Relationship of the Parties. The Parties agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and will not be construed to create, a partnership, joint venture or any association for profit between and among Capital One and Intersections.

     Section 11.2. Force Majeure. Non-performance by a Party of its obligations hereunder to the extent such performance is prevented by acts of God, fire, explosion, strikes, accident, floods, embargoes, epidemics, war, nuclear disaster or civil unrest or any other cause beyond its reasonable control, whether similar or dissimilar to the foregoing, will not be considered a breach of this Agreement during the period of such disability. The affected Party will promptly notify the other Party if it is unable to perform its duties or obligations hereunder due to a force majeure event.

     Section 11.3. Press Releases. Except as may be required by law, regulation, a court or regulatory authority or rules of any stock exchange, no Party will issue a press release or make any public announcement related to this Agreement or any Program Order contemplated hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed.

     Section 11.4. No Demeaning Actions or Statements. No Party will publish any public statement or undertake any activity which would demean, tarnish, or negatively affect in any way the services, products and/or image of the other Party or its Affiliates.

     Section 11.5. Assignment. This Agreement may not be assigned, in whole or in part, by a Party, without the prior written consent of the other Party; provided, that either Party may assign this Agreement, at its discretion, to an Affiliate without the consent of the other Party. This Agreement will be binding upon and will inure to the benefit of the Parties and their representatives and respective successors and permitted assigns.

     Section 11.6. Waivers. No Party will be deemed to have waived any of its rights, powers or remedies hereunder unless such Party approves such waiver in writing. Any delay, waiver or omission by a Party to exercise any right or power arising from any breach or default in any of the terms, provisions or covenants of this Agreement will not be construed to be a waiver by that Party of any subsequent breach or default of the same or other terms, provisions or covenants.

     Section 11.7. Amendment and Replacement of Prior Agreement; Entire Agreement; Amendments. This Agreement amends and replaces that certain Marketing and Services Agreement dated May 31, 2002, by and between Intersections Inc., on the one hand, and Capital One Bank, Capital One, F.S.B., and Capital One Services, Inc., on the other hand. The Exhibits, Schedules and other attachments referenced hereunder or attached hereto are incorporated into and made a part of this Agreement by reference as if fully set forth herein. This Agreement (including the Exhibits , Schedules and other attachments referenced hereunder) constitutes the entire agreement between the Parties relating to the subject matter hereof, and all prior negotiations and understandings, whether oral or written, are superseded hereby. The Parties acknowledge that Capital One Bank (Canada Branch) and Intersections have entered into that certain Marketing and Services Agreement dated as of July 1, 2004 to offer Intersections Products to certain of Capital One Bank (Canada Branch)’s customers with mailing addresses in Canada (the “Canada Agreement”). The Parties agree that the Canada Agreement will remain in full force and effect pursuant to the terms thereof and will not be affected by this Agreement or any Program hereunder. No modification or amendment of this Agreement will be effective unless and until set forth in writing and signed by the Parties.

     Section 11.8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to the choice of law principles thereof. However, the Virginia Uniform Computer Information Transactions Act (“UCITA”) will not govern any aspect of this Agreement or any license granted hereunder, regardless of the Effective Date. To the extent that any aspect of this Agreement is unclear or disputed by the Parties and UCITA, if applied, would clarify the issue or resolve the dispute, the Parties agree to clarify the issue or resolve the dispute independently of UCITA by applying the intent of the Parties at the time they entered into this Agreement.

     Section 11.9. Compliance with Applicable Law. Each Party will comply with all applicable laws and regulations in performing their respective obligations under this Agreement.

     Section 11.10. Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of this Agreement will nevertheless remain in full force and effect to the extent such remaining provisions accurately reflect the intent of the Parties.

     Section 11.11. Expenses. Except as otherwise specifically provided herein, each Party will bear its own legal, accounting and other costs, including taxes, if any, in connection with the Agreement and the transactions contemplated herein.

     Section 11.12. Execution. This Agreement may be executed in multiple counterparts, all of which together will constitute one original document.

     Section 11.13. Agreement Executed by Facsimile. This Agreement may be executed as facsimile originals and each copy of this Agreement bearing the facsimile transmitted signature of the authorized representatives of each of the Parties will be deemed to be an original.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives.

INTERSECTIONS INC.

By:

Name:

Title:

CAPITAL ONE BANK

By:

Name:

Title:

CAPITAL ONE SERVICES, INC.

By:

Name:

Title:

EXHIBIT A

Procedures for Indemnification

     (a) Notice of Claims. The Parties agree that in the event any Claim is made or asserted, any suit or action is commenced, or an officer of either Party has actual knowledge of a state of facts which, if not corrected, would give rise to a right of indemnification (“Indemnity Claim”) for such Party (the “Indemnified Party”) under this Agreement from another Party (the “Indemnifying Party”), the Indemnified Party will give notice (via facsimile with a copy sent by standard overnight carrier) to the Indemnifying Party, which notice will contain, in reasonable detail, the facts giving rise to a claim for indemnification hereunder, as promptly as practicable, but in no event later than twenty (20) days after the receipt by the Indemnified Party of such notice or knowledge of such Indemnity Claim.

     (b) Assumption of Defense and Selection of Counsel. Except as otherwise provided herein, the Indemnifying Party has the right to assume the defense of an Indemnity Claim with respect to which it has received a notice pursuant to Section (a) of this Exhibit A and may select counsel reasonably satisfactory to the Indemnified Party in connection with such defense. The Indemnified Party may assume the defense of such Indemnity Claim if it promptly notifies the Indemnifying Party of its desire to assume the defense of such Indemnity Claim and the Indemnifying Party consents to such assumption of the defense by the Indemnified Party, which consent may not be unreasonably withheld or delayed, in which case the Indemnified Party will have the right to assume the defense and to select counsel reasonably satisfactory to the Indemnifying Party at the cost and expense of the Indemnifying Party. If the Indemnified Party does not so control the defense of any Indemnity Claim and the Indemnifying Party assumes the defense of such Indemnity Claim, the Indemnified Party will not thereafter have the right to employ its own counsel and have the fees and expenses of such counsel paid by the Indemnifying Party, unless (i) the employment of such counsel is authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party has not employed counsel to take charge of the defense of such action within a reasonable period of time after electing to assume the defense thereof; or (iii) the Indemnified Party has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such reasonable fees and expenses of the counsel employed by the Indemnified Party will be borne by the Indemnifying Party. The Party defending any Indemnity Claim will institute and maintain any such defense diligently and will keep the other parties fully advised of the status thereof.

     (c) Cooperation. The Indemnified Party will make available to the Indemnifying Party and its counsel, accountants and other consultants during normal business hours all books and records of the Indemnified Party relating to any Indemnity Claim. Each Party hereunder will render to the other parties such reasonable assistance as may be requested by the other parties (at the expense of the Party requesting assistance) in order to provide prompt and adequate defense of any Indemnity Claim under this Exhibit A.

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     (d) Settlement of Indemnity Claims. The Indemnifying Party will have the right to defend, compromise and settle any Indemnity Claim in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party under this Exhibit A; provided, however, that the Indemnifying Party will not compromise or settle an Indemnity Claim (i) unless it assumes the obligation to indemnify for all Losses arising out of or relating thereto; (ii) if such settlement or compromise would grant any non-monetary relief, without the consent of the Indemnified Party, which consent may not be unreasonably withheld or delayed, and (iii) unless there is an unqualified release of the Indemnified Party. The Indemnified Party may not settle or compromise any Indemnity Claim without the consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed.

     (e) Subrogation. Any settlement or compromise of any Indemnity Claim in accordance with Section (d) of this Exhibit A or any final judgment or decree entered in connection with any Indemnity Claim which the Indemnifying Party did not assume the defense of in accordance herewith, will be deemed to have been consented to by, and will be binding upon, the Indemnifying Party as fully as if the Indemnifying Party had assumed the defense thereof and a final decree had been entered with regard to such Indemnity Claim by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. The Indemnifying Party will be subrogated to any claims or rights of the Indemnified Party against any other Persons with respect to any amount paid by the Indemnifying Party under Article IX of the Agreement and this Exhibit A. The Indemnified Party will cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any such claim against such other Persons.

     (f) Indemnification Payments. Amounts owing under Article IX of the Agreement and this Exhibit A will be paid promptly when due.

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EXHIBIT B

Form of Program Order

Schedule [INSERT #]

Program [INSERT #]: [INSERT TITLE]

     Upon completion and execution by the Parties identified below and effective as of [INSERT DATE OF PROGRAM ORDER] (the “Program Effective Date”), this Schedule will become incorporated into and made a part of that certain Marketing and Services Agreement dated as of September 1, 2004 by and between Intersections Inc. (“Intersections”) on the one hand, and on the other hand, Capital One Bank (“COB”) and Capital One Services, Inc. (“COSI”) (COB and COSI are collectively referred to as “Capital One”) (the “Agreement”) and will be subject to the terms and conditions thereof. Any capitalized term used but not defined herein shall have the meaning assigned to it in the Agreement.

I.	Program Description:
II.	Products and/or Services:
III.	Marketing:
IV.	Fulfillment and Customer Service Standards:
V.	Compensation:
VI.	Reports:
VII	Term and Termination:
VIII.	[Additional Terms:]

     IN WITNESS WHEREOF, the Parties hereto have caused this Schedule to be executed by their respective authorized representatives.

INTERSECTIONS INC.

By:

Name:

Title:

CAPITAL ONE BANK

By:

Name:

Title:

CAPITAL ONE SERVICES, INC.

By:

Name:

Title: